AGREEMENT AND PLAN OF REORGANIZATION

      This Agreement and Plan of Reorganization ("Agreement") dated as of March 31, 1999, is by and between Nutriceuticals.com Corporation, a Nevada corporation ("Buyer"), and Eric Egnet ("Seller") the sole stockholder of Healthseek.com Corp., a Massachusetts corporation (the "Company").

BACKGROUND:

      The Seller has created and has operated as a sole proprietorship a site on the World Wide Web under the Healthseek.com domain name. The Seller has, or will, simultaneously with the execution of this Agreement transfer to the Company all assets used or useful in the ownership and operation of such Website.

      The Seller owns 100 Shares of voting common stock, no par value, of the Company, constituting all of the issued and outstanding capital stock of the Company (the "Shares"). The Buyer desires to acquire all of the Shares, and the Seller desires to exchange all of the Shares for 100,000 Shares of voting common stock, par value $.001 per Share, of the Buyer, in an exchange that qualifies under Sections 354 and 368 of the Internal Revenue Code of 1986, as amended.

      This Agreement is being entered into for the purpose of implementing the foregoing desires, and sets forth the terms and conditions pursuant to which the Seller is selling to the Buyer, and the Buyer is purchasing from the Seller solely in exchange for Shares of voting common stock of the Buyer, all of the Shares.
                                    AGREEMENT

      The parties, intending to be legally bound, agree as follows:

      1.    DEFINITIONS

      For purposes of this Agreement; and its Exhibits and Schedules the following terms have the meanings specified or referred to in this Section 1:

            "ASSETS"-- All tangible and intangible property owned or used by Seller or the Company in the operation of the Website, including, but not limited to those assets described in Schedule 1.1 hereto.

            "APPLICABLE CONTRACT" -- any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound, including, without limitation all contracts assigned by Seller to the Company, which Contracts constitute all Contracts relating in any way to the Website, which Contracts are listed in Schedule 1.2 hereto.

            "BREACH" -- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform

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or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

            "BUYER" -- as defined in the first paragraph of this Agreement.

            "BUYER'S SHARES" -- as defined in Section 2.2.

            "CLOSING" -- as defined in Section 2.3.

            "CLOSING DATE" -- the date and time as of which the Closing actually takes place.

            "COMPANY" -- as defined in the first paragraph of this Agreement.

            "CONSENT" -- any approval, Consent, ratification, waiver, or other authorization (including any Governmental Authorization).

            "CONSULTING AGREEMENT" - as defined in Section 2.4(b).

            "CONTEMPLATED TRANSACTIONS" -- all of the transactions contemplated by this Agreement, including:

                  (a)   the sale of the Shares by Seller to Buyer;

                  (b) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement; and

                  (c) Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

            "CONTRACT" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

            "DAMAGES" -- as defined in Section 5.2.

            "DISCLOSURE LETTER" -- the disclosure letter delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.

            "ENCUMBRANCE" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

            "GOVERNMENTAL AUTHORIZATION" -- any approval, Consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

            "GOVERNMENTAL BODY" -- any:

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                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (d)   multi-national organization or body; or

                  (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

            "INTELLECTUAL PROPERTY ASSETS" -- as defined in Section 3.12.

            "KNOWLEDGE" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if

                  (a) such individual is actually aware of such fact or other matter; or.

                  (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

            A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

            "LEGAL REQUIREMENT" -- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

            "ORDER" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

            "ORGANIZATIONAL DOCUMENTS" -- (a) the articles or certificate of incorporation, minutes of organization meetings, and the bylaws of a corporation; and (b) any amendment to any of the foregoing.

            "PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

            "PROCEEDING" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

            "RELATED PERSON" -- with respect to a particular individual:

                  (a)   each other member of such individual's Family;

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                  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

            With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  (f) any Related Person of any individual described in clause
(b) or (c).

            For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

            "REPRESENTATIVE" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

            "SECURITIES ACT" -- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

            "SELLER" -- as defined in the first paragraph of this Agreement.

            "SELLER'S RELEASE" -- as defined in Section 2.4.

            "SHARES" -- as defined in the Background to this Agreement.

            "WEBSITE" - the WorldWide Web Internet site operated under the Healthseek domain name at www.Healthseek.com.

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      2.    SALE AND TRANSFER OF SHARES; CLOSING

            2.1 SHARES. Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

            2.2 CONSIDERATION. In consideration of the sale and transfer of the Shares, the Buyer will issue and deliver to Seller in full payment for the Shares, 100,000 Shares of common stock, $.001 par value, of Buyer ("Buyer's Shares"), and will assume, from the date of Closing, any and all costs and expenses related to the ongoing maintenance of the Website and the Company, which Seller represents currently averages approximately $100 per month.


            2.3 CLOSING. The purchase and sale (the "Closing") provided for in this Agreement will take place simultaneously with the execution of this Agreement or as soon thereafter as possible and practical.

            2.4   CLOSING OBLIGATIONS.  At the Closing:

                  (a)   Seller will deliver to Buyer:

                        (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer;

                        (ii) a release in the form of Exhibit 2.4(a)(ii) executed by Seller ("Seller's Release"); and,

                        (iii) an opinion of Seller's counsel in the form
                              attached hereto as Exhibit 2.4(a)(iii)

                  (b) Buyer will cause its transfer agent to deliver to Seller certificates representing the Buyer's Shares within a reasonable time after the closing. Such certificates shall bear a restrictive legend in the form attached hereto as Exhibit 2.4(b). Buyer will also cause the Company to enter into a Consulting Agreement with Seller in the form attached hereto as Exhibit 2.4(b).2 (the "Consulting Agreement").

      3.    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represents and warrants to Buyer as follows:

            3.1 THE WEBSITE. Seller is the sole creator of the Website and, prior to their conveyance to the Company, owned the Assets, free and clear of all Encumbrances.

            3.2   ORGANIZATION AND GOOD STANDING.

                  (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of Massachusetts, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts.

                  (b) Seller has delivered to Buyer copies of the Organizational Documents of the Company, as currently in effect.

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            3.3   AUTHORITY; NO CONFLICT; RECEIPT OF INFORMATION.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform his obligations under this Agreement.

                  (b) Except as set forth in Part 3.3 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                        (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the Seller;

                        (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or Seller, or any of the Assets, may be subject;

                        (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                        (iv) cause Buyer or the Company to become subject to, or to become liable for the payment of, any Tax;

                        (v) contravene, conflict with, or result in a violation or Breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract or any Contract to which Seller is subject; or

                        (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

            Except as set forth in Part 3.3 of the Disclosure Letter, neither Seller nor the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                  (c) Seller is acquiring the Buyer's Shares for his own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Seller understands and agrees that the Buyer's Shares constitute "restricted securities" and cannot be sold without registration, unless an exemption from registration is available.

                  (d) Seller acknowledges that he has received copies of all Forms 10-K and 10-Q and the Proxy Statement dated February 9, 1999 filed by Buyer with the Securities and Exchange Commission and that he has been given an opportunity to ask questions of and receive answers from Buyer with respect to Buyer's business, financial condition, management, prospects and any other relevant matters. Seller has not requested any additional information from Buyer and has made his decision to accept the Buyer's Shares in reliance solely upon the foregoing documents.
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Seller acknowledges that Buyer did not solicit Seller by any means of general solicitation or advertisement. Seller has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Buyer's Shares and is able to bear the economic risk of such investment for an indefinite period of time. Seller understands that the Buyer's Shares are restricted and that Seller is acquiring the Buyer's Shares without the expectation or desire of a resale or distribution with respect thereto and has no need for liquidity with respect to the Buyer's Shares. Seller recognizes that an investment in the Buyer's Shares involves risks and that he may not be able to sell or dispose of the Buyer's Shares readily. Seller understands that the Certificates evidencing the Buyer's Shares will bear a restrictive legend, as described herein and also referring to the rights of set-off provided for in this Agreement. Seller is familiar with the resale requirements of Rule 144 of the Securities and Exchange Commission and understands that one of those requirements is a holding period of one or two years.

            3.4 CAPITALIZATION. The authorized equity securities of the Company consists of 100 Shares, no par value, of which 100 Shares are issued and outstanding and constitute the Shares. Seller is the record and beneficial owner and holder of the Shares, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, nor does the Company have any Contract to acquire, any equity securities or other securities of any Person (other than the Company) or any direct or indirect equity or ownership interest in any other business.

            3.5 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct. The minute book of the Company contains accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. All of those books and records are in the possession of the Company.

            3.6 TITLE TO ASSETS; ENCUMBRANCES. The Company owns all the Assets free and clear of all Encumbrances.

            3.7 NO LIABILITIES. The Company has no liabilities or obligations of any nature whether known or unknown and whether absolute, accrued, contingent, or otherwise, except the obligation to perform Seller's obligations under the Applicable Contracts.

            3.8   EMPLOYEES.  The Company has no employees.

            3.9   COMPLIANCE WITH LEGAL REQUIREMENTS.

                  (a) The Company is and, during the period the Website was operated by Seller, Seller was in full compliance with each Legal Requirement that is or was applicable to the Website or to the operation of the Website or the ownership or use of any of the Assets;

                  (b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by the Company of, or a failure on
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the part of the Company to comply with, any Legal Requirement, or (ii) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                  (c) Neither Seller nor the Company have received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (d) Part 3.9 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Part 3.9 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3.9 of the Disclosure Letter:

                        (i) the Company is, and Seller has at all times been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.9 of the Disclosure Letter;

                        (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in
Part 3.9 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.9 of the Disclosure Letter;

                        (iii) neither Seller nor the Company has received, at any time, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                        (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.9 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

                  The Governmental Authorizations listed in Part 3.9 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate the Website in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets of Seller previously owned and used such assets.

            3.10  LEGAL PROCEEDINGS; ORDERS.

                  (a)   There is no pending Proceeding:

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                        (i) that has been commenced by or against Seller or the
Company or that otherwise relates to or may affect the business of the Company, or any of the Assets; or

                        (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

            To the Knowledge of Seller and the Company, (1) no such Proceeding has been threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

                  (b)   Except as set forth in Part 3.10 of the Disclosure
Letter:

                        (i) there is no Order to which the Seller or Company, or any of the Assets, is subject;

                        (ii) Seller is not subject to any Order that relates to the business of, the Company or any of the Assets; and

                        (iii) to the Knowledge of Seller and the Company, no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

                  (c)   Except as set forth in Part 3.10 of the Disclosure
Letter:

                        (i) Seller and the Company are and at all times have been, in full compliance with all of the terms and requirements of each Order to which they are subject;

                        (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Seller or the Company, or the Assets, is subject; and

                        (iii) neither Seller nor the Company have received, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which Seller, the Company, or the Assets is or has been subject.

            3.11  CONTRACTS; NO DEFAULTS.

                  (a) Part 3.11(a) of the Disclosure Letter contains a complete and accurate list, and Seller has delivered to Buyer true and complete copies, of each Applicable Contract and each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

                  (b) Each Applicable Contract is in full force and effect and is valid and enforceable in accordance with its terms.

                  (c)   Except as set forth in Part 3.11(c) of the Disclosure
Letter:
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                        (i) Seller and the Company are, and at all times have
been, in full compliance with all applicable terms and requirements of each Applicable Contract;

                        (ii) each other Person that has or had any obligation or liability under any Applicable Contract is in full compliance with all applicable terms and requirements of such Applicable Contract;

                        (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or Breach of, or give Seller or the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                        (iv) neither Seller nor the Company have given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or Breach of, or default under, any Applicable Contract.

                  (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Seller or the Company under current or completed Applicable Contracts and no such Person has made written demand for such renegotiation.

                  (f) The Applicable Contracts have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

            3.12  INTELLECTUAL PROPERTY.

                  (a) INTELLECTUAL PROPERTY ASSETS -- The term "Intellectual Property Assets" includes:

                        (i) the name Healthseek.com, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                        (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

                        (iii) all copyrights;

                        (iv) the Website and all know-how, trade secrets, confidential information, customer lists, computer software (including access codes and source codes), technical information, data, process technology, plans, drawings, and blueprints (collectively, "Trade Secrets"); owned, used, or licensed by the Company as licensee or licensor.

                  (b) KNOW-HOW NECESSARY FOR THE BUSINESS. The Intellectual Property Assets are all those necessary for the operation of the Website as it is currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, only as they relate directly to Healthseek.com and subject to the qualification and disclaimer

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below, free and clear of all Encumbrances, equities, and other adverse claims, and has the right to use same without payment to a third party all of the Intellectual Property Assets.

                  (c) QUALIFICATION AND DISCLAIMER. Any and all representations and warranties in this Agreement are expressly qualified by the following disclaimer. Seller is not the owner of and otherwise does not have express permission to use the various business names (with the exception of the name Healthseek.com), trading names, registered and unregistered trademarks, service marks and applications currently used on the Website. Those marks and related links are provided only as general resources to those who visit the Website.

                  (d)   TRADE SECRETS.

                        (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the Knowledge or memory of any individual.

                        (ii) Seller and the Company have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                        (iii) The Company has good title and an absolute right to use the Trade Secrets. The Trade Secrets are not part of the public Knowledge or literature and have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

            3.13  DISCLOSURE.

                  (a) No representation or warranty of Seller in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  (b) No notice given pursuant to Section 5.4 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                  (c) There is no fact known to Seller that has specific application to Seller, the Company or the Website (other than general economic or industry conditions) and that materially adversely affects or, as far as Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the Disclosure Letter.

            3.14 RELATIONSHIPS WITH RELATED PERSONS. Neither Seller nor any Related Person of Seller or of the Company has any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's business. Neither Seller nor any Related Person of Seller or of the Company owns (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to the Website (a "Competing Business"). Neither Seller nor any Related Person of Seller or of the Company is a party to any Contract with, or has any claim or right against, the Company, with the exception of related Consulting Agreement between Seller and the Company.
                                       11
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            3.15 BROKERS OR FINDERS. Seller and his agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

            3.16 WEBSITE NOT A WORK FOR HIRE. The Website and all related computer software was not created by Seller as a "work for hire", as that term is used in 17 U.S.C. ss.201(b) for or an behalf of any employer of Seller.

            3.17 LEGAL ADVICE. Seller has relied solely upon Seller's legal counsel with respect to the legal and tax aspects of the Contemplated Transactions.

      4.    REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Seller as follows:

            4.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

            4.2   AUTHORITY; NO CONFLICT.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

                  (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                        (i) any provision of Buyer's Organizational Documents;

                        (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

                        (iii) any Legal Requirement or Order to which Buyer may be subject; or

                        (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

            Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

            4.3 INVESTMENT INTENT. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

            4.4 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been threatened.

            4.5 BROKERS OR FINDERS. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

      5.    INDEMNIFICATION; REMEDIES

            5.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, and any other document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

            5.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER. Seller will indemnify and hold harmless Buyer, the Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                  (a) any Breach of any representation or warranty made by Seller in this Agreement (without giving effect to any supplement to the Disclosure Letter), the Disclosure Letter, the supplements to the Disclosure Letter, or any other certificate or document delivered by Seller pursuant to this Agreement;

                  (b) any Breach of any representation or warranty made by Seller in this Agreement;

                  (c) any Breach by Seller of any covenant or obligation of such Seller in this Agreement or in the Consulting Agreement;

                  (d) all business done by Seller and/or the Company with respect to the Website prior to the Closing;

                  (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

            The remedies provided in this Section 5.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

            5.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. Buyer will indemnify and hold harmless Seller, and will pay to Seller the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

            5.4   PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS.

                  (a) Promptly after receipt by an indemnified party under
Section 5.2, 5.3, or of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                  (b) If any Proceeding referred to in Section 5.4(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 5 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's Consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary Damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its Consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                  (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary Damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the
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
indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).

                  (d) Seller hereby Consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Seller with respect to such a claim anywhere in the world.

            5.5 PROCEDURE FOR INDEMNIFICATION -- OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.


            5.6 RIGHT OF SETOFF. Notwithstanding anything contained herein to the contrary, the right of setoff set forth in this Section 5.6 shall be the sole and exclusive remedy of all Indemnified Persons in the event any of same are entitled to indemnification hereunder and Seller shall have no personal liability to any Indemnified Persons hereunder. In addition to any and all other remedies, Buyer shall have the right to exercise, by delivery of written notice to Seller, one or more setoffs against the Buyer's Shares all Damages to which Buyer is entitled under Section 5.2. The certificate(s) evidencing the Buyer's Shares shall bear a legend referring to such right. Setoffs hereunder shall be based on the value of the Buyer's Shares, which shall be based on the public trading price of Buyer's common stock, with appropriate discount for the restricted nature of such shares. If a setoff is effected by Buyer, Seller shall forthwith after receipt of notice from Buyer deliver to Buyer certificates evidencing ownership of the setoff shares for cancellation.

      6.    GENERAL PROVISIONS

            6.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, Representatives, counsel, and accountants. Seller will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement.

            6.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless Consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Seller shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Seller and Buyer will consult with each other concerning the means by which the Company's customers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

            6.3 NOTICES. All notices, Consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

            Seller:                     Eric Egnet
                                        16 Parsonage Hill Road

                                        Havenhill, MA  01832
                                        Facsimile No.:  (___) ___-____

            with copy to:               James M. Bolton, Esq.
                                        Law Offices of James M. Bolton
                                        6 New England Executive Park, Suite 400
                                        Burlington, MA  01803
                                        Facsimile No.:  (978) 691-5450

            Buyer:                      Nutriceuticals.com Corporation
                                        6950 Bryan Dairy Road
                                        Largo, FL  33777
                                        Attention:  Jugal K. Taneja
                                        Facsimile No.:  (727) 548-1917

            with a copy to:             Philip M. Shasteen, Esq.
                                        Johnson, Blakely, Pope,
                                        Bokor, Ruppel & Burns, P.A.
                                        Post Office Box 1100
                                        Tampa, FL  33601-1100
                                        Facsimile No.:  (813) 225-1857

            6.4 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Florida, County of Pinellas, or, if it has or can acquire jurisdiction, in the United States District Court for the Middle District of Florida, and each of the parties Consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

            6.5 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

            6.6 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

            6.7 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject

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
matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

            6.8 DISCLOSURE LETTER. In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

            6.9 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior Consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

            6.10 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

            6.11 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

            6.12 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

            6.13 GOVERNING LAW. This Agreement will be governed by the laws of the State of Florida without regard to conflicts of laws principles.

            6.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                       BUYER:

                                       NUTRICEUTICALS.COM CORPORATION,
                                       a Nevada corporation


                                       By: _______________________
                                             Jugal K. Taneja, CEO


                                       SELLER:
                                       ___________________________
                                       Eric Egnet


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